EXHIBIT 3.1

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

                                       OF

                        SPECIALTY TELECONSTRUCTORS, INC.
                             (A NEVADA CORPORATION)

     We the undersigned Michael R. Budagher, President, and Dennis K. Hartnett, Secretary, of Specialty Teleconstructors, Inc., do hereby certify, that:

     That the Board of Directors of said corporation at a meeting duly convened, held on the 5th day of September, 1997, adopted a resolution to amend the original articles.

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 7,907,590; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

     The entire text of the corporation's articles of incorporation as amended to the date of this certificate are as follows:

                                   ARTICLE ONE
                                      NAME

     The name of the Corporation is Specialty Teleconstructors, Inc.




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                                   ARTICLE TWO
                      RESIDENT AGENT AND REGISTERED OFFICE

     Section 2.01 Resident Agent and Registered Office. The name and address of its resident agent for the service of process is The Corporation Trust Company of Nevada. The location of the corporation's registered office in the State of Nevada is One East First Street, Reno, County of Washoe, Nevada 33501.

                                  ARTICLE THREE
                                 SHARES OF STOCK

     Section 3.01 Number and Classes. The total number of shares of capital stock which this Corporation is authorized to issue is TWENTY-TWO MILLION (22,000,000), consisting of TWENTY MILLION (20,0000,000) shares of Common Stock, par value one cent ($0.01) per share, and TWO MILLION (2,000,000) shares of Preferred Stock. The Common Stock may be issued from time to time without action by the stockholders. The Common Stock is subject to the rights and preferences of the Preferred Stock as hereinafter set forth. Subject to the rights and preferences of the Preferred Stock, (i) the Common Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors, and
(ii) the Board of Directors may issue such shares of Common Stock in one or more series, with such voting powers, designations, preferences, rights, qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions providing for the issuance thereof.

     Section 3.02 Issuance of Preferred Stock in Series. The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of these Restated Articles of Incorporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance thereof. The Board of Directors shall have the authority to fix, determine and amend, subject to the provisions hereof, the voting powers, designations, preferences, rights, qualifications, limitations or restrictions of the shares of any series that is wholly unissued or is to be established. Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding. In the event that there are no issued or outstanding shares of a series of Preferred Stock which this Corporation has been authorized to issue, unless otherwise



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specifically  provided in the resolution  establishing such series, the Board of
Directors, without any further action on the part of the holders of the outstanding shares of any class or series of stock of this corporation, may amend these Restated Articles of Incorporation to delete all reference to such series.

     Section 3.03 Dividends. The holders of shares of Preferred Stock shall be entitled to receive dividends, out of the funds of this Corporation legally available therefor, at the rate and at the time or times, whether cumulative or noncumulative, as may be provided by the Board of Directors in designating a particular series of Preferred Stock. If such dividends on the Preferred Stock shall be cumulative, then if dividends shall not have been paid, the deficiency shall be fully paid or the dividends declared and set apart for payment at such rate, but without interest on cumulative dividends, before any dividends on the Common Stock shall be paid or declared and set apart for payment. The holders of Preferred Stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this section.

     Section 3.04 Redemption. The Preferred Stock may be redeemable at such price, in such amount, and at such time or times as may be provided by the Board of Directors in designating a particular series of Preferred Stock. In any event, such Preferred Stock may be repurchased by this Corporation to the extent legally permissible.

     Section 3.05 Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of this Corporation, whether voluntary or involuntary, then, before any distribution shall be made to the holders of Common Stock, the holders of Preferred Stock at tile time outstanding shall be entitled to be paid the preferential amount or amounts per share as may be provided by the Board of Directors in designating a particular series of Preferred Stock and dividends accrued thereon to the date of such payment. The holders of Preferred Stock shall not be entitled to receive any distributive amount upon the liquidation, dissolution or winding up of the affairs of this Corporation other than the distributive amounts referred to in this section, unless otherwise provided by the Board of Directors in designating a particular series of Preferred Stock.

     Section 3.06 Conversion. Shares of Preferred Stock may be convertible into Common Stock of this Corporation Upon such terms and conditions, at such rate and subject to such adjustments as may be provided by the Board of Directors in designating a particular series of Preferred Stock.



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     Section  3.07 Voting  Rights.  Holders of  Preferred  Stock shall have such voting rights as may be provided by the Board of Directors in designating a particular series of Preferred Stock.

                                  ARTICLE FOUR
                                    DIRECTORS

     Section 4.01 Governing Board. The members of the governing board of the corporation shall be styled directors.

     Section 4.02 Number. The Corporation shall have at least one director, the actual number to be determined as set forth in the Bylaws.

     Section 4.03. Staggered Terms. The Board of Directors shall be divided into three classes if the number of directors is four or more, with said classes to be as equal in number as may be possible. Any director or directors in excess of the number divisible by three shall be first assigned to Class 1, and any additional director shall be assigned to Class 2, as the case may be. (For example, if there are five directors, the fourth director shall be in Class 1 and the fifth director in Class 2). At the first election of directors to such classified Board of Directors, each Class 1 Director shall be elected to serve until the next ensuing annual meeting of stockholders, each Class 2 Director shall be elected to serve until the second annual meeting of stockholders and each Class 3 Director, shall be elected to serve until the third ensuing annual meeting of stockholders. At each annual meeting of stockholders following the meeting at which the Board of Directors is initially classified, the number of directors equal to the number of directors in a class whose term expires at the time of such meeting shall be elected to serve until the third ensuing annual meeting of stockholders. Notwithstanding any of the foregoing provisions of this Article Four, directors shall serve until their successors are elected and qualified or until their earlier death, resignation or removal from office, or until there is a decrease in the number of directors; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

                                  ARTICLE FIVE
                       DIRECTORS' AND OFFICERS' LIABILITY

     A director or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a



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director  or  officer  for  (i)  acts or  omissions  which  involve  intentional misconduct, fraud or a knowing violation of law or (ii) the unlawful payment of distributions. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability or a director or officer of the corporation for acts or omissions prior to such repeal or modification.

                                   ARTICLE SIX
                                    INDEMNITY

     Every person who was or is a parry to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact he, or a person of whom he is the legal representative, is or was a director, or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liabilities and loss (including attorneys' fees, judgments, fines and amount paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking b or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right which such directors, officer or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provisions of law, or otherwise, as well as their rights under this Article.

     Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase and maintain insurance on



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behalf of any person who is or was a director or officer of the  corporation  as director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprises against any liability asserted against such capacity or arising out of such status, whether or not the corporation would have the power to indemnify, such person.

     The indemnification provided in this Article shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

                                  ARTICLE SEVEN
                                     BYLAWS

     The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of this Corporation subject to approval by a majority of the Continuing Directors (as defined in Article Eight hereof); provided, however, that the Board of Directors may not repeal or amend any bylaw that the stockholders expressly have provided may not be amended or repealed by the Board of Directors. The stockholders shall also have the power to adopt, amend or repeal the Bylaws of this Corporation by the affirmative vote of the holders of not less than two-thirds of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board of Directors authorizing the issuance of a class or series of Preferred Stock, by the affirmative vote of the holders of not less than two-thirds of the outstanding shares of Common Stock and/or such class or series of Preferred Stock, voting as separate voting groups.

                                  ARTICLE EIGHT
          AMENDMENTS TO AMENDED AND RESTATED ARTICLES OF INCORPORATION

     This Corporation reserves, and the rights of the stockholders of this Corporation are granted subject to, the right to amend or repeal any of the provisions contained in these Amended and Restated Articles of Incorporation as follows:

     Section 8.01 Supermajority Voting. Except as provided in Section 8.02 of this Article Eight, the Amended and Restated Articles of Incorporation may be amended or repealed only upon the affirmative vote of the holders of at least two-thirds of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board of Directors authorizing the issuance of a class or series of Preferred Stock, by the affirmative vote of the holders of at least two-thirds of



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the  outstanding  shares  of  Common  Stock  and/or  of such  class or series of
Preferred Stock, voting as separate voting groups.

     Section 8.02 Majority  Voting.  Notwithstanding  the  provisions of Section
8.01 of this Article Eight, if an amendment or repeal of a Section or Article of the Amended and Rested Articles of Incorporation is approved by a majority of the Continuing Directors (as defined below), voting separately and as a subclass of directors, such amendment or repeal shall require the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board of Directors authorizing the issuance of a class or series of Preferred Stock, by the affirmative vote of the holders of at least a majority of the Common Stock and/or of such class or series of Preferred Stock, voting as separate voting groups. For the purpose of this Article Eight. "Continuing Director" means any member of the Board of Directors (i) who was a member of the Board of Directors on November 21, 1997, or (ii) who is elected to the Board of Directors after November 21, 1997, after being nominated by a majority of the Continuing Directors voting separately and as a subclass of directors on such nomination.

                                    SPECIALTY TELECONSTRUCTORS, INC.

[SEAL]

                                    By:    /s/ Michael R. Budagher
                                       ----------------------------------------
                                          Michael R. Budagher, Chief
                                          Executive Officer, President
                                          and Treasurer

ATTEST:


    /s/ Dennis K. Hartnett
-------------------------------
Dennis K. Hartnett, Secretary




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STATE OF NEW MEXICO           )
                              )     SS:
COUNTY OF BERNALILLO          )

     Before me, Teresa M. Kelsh, a Notary Public in and for said County and State, personally appeared Michael R. Budagher, who acknowledged before me that he is the Chief Executive Officer, President and Treasurer of Specialty Teleconstructors, Inc., a Nevada corporation, and that he signed the foregoing Amended and Restated Articles of Incorporation of Specialty Teleconstructors, Inc. as his free and voluntary act and deed, for the uses and purposes therein set forth, and that the facts contained therein are true.

     In witness whereof I have hereunto set my hand and seal this 19th day of December, 1997.


                                              /s/ Teresa M. Kelsh
                                             ----------------------------------
                                             Notary Public

My Commission Expires:  February 23, 1999





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STATE OF NEW MEXICO           )
                              )     SS:
COUNTY OF BERNALILLO          )

     Before me, Teresa M. Kelsh, a Notary Public in and for said County and State, personally appeared Dennis K. Hartnett, who acknowledged before me that he is the Secretary of Specialty Teleconstructors, Inc., a Nevada corporation, and that he signed the foregoing Amended and Restated Articles of Incorporation of Specialty Teleconstructors, Inc. as his free and voluntary act and deed, for the uses and purposes therein set forth, and that the facts contained therein are true.

     In witness whereof I have hereunto set my hand and seal this 19th day of December, 1997.


                                             /s/ Teresa M. Kelsh
                                           -------------------------------------
                                           Notary Public

My Commission Expires:  February 23, 1999





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                                    FORM FOR
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                        SPECIALTY TELECONSTRUCTORS, INC.

1.   The name of the corporation is Specialty Teleconstructors, Inc.

2.   The Amended and Restated Articles were adopted on November 21, 1997.

3. The changes made by amendment to the Articles of Incorporation are as follows:

     (a) An amendment provides for staggered terms for the directors, effective immediately and affecting the Board of Directors elected at the Annual Meeting. The Board of Directors shall be divided into three classes if the number of directors is four or more, with the classes to be as equal in number as may be possible. Any director or directors in excess of the number divisible by three shall be first assigned to Class 1, and any additional director shall be assigned to Class 2, as the case may be. (For example, if there are five directors, the fourth director shall be in Class 1 and the fifth director in Class 2.) If the proposed amendment is approved by the stockholders, the Board of Directors shall be divided into three classes with each Class 1 director elected to serve until the next ensuing annual meeting of stockholders, each Class 2 director elected to serve until the second ensuing annual meeting of stockholders, and each Class 3 director elected to serve until the third ensuing annual meeting of stockholders. At each annual meeting of stockholders following the Annual Meeting, the number of directors equal to the number of directors in a class whose term expires at the time of such meeting shall be elected to serve until the third ensuing annual meeting of stockholders. Notwithstanding the foregoing, directors shall serve until their successors are elected and qualified or until their earlier death, resignation or removal from office, or until there is a decrease in the number of directors; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.










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     (b)  An  amendment  gives the Board of  Directors  the  authority,  without further action by the stockholders, to issue up to TWO MILLION (2,000,000) shares of Preferred Stock in one or more series and to fix the number of shares constituting any such series and the preferences, limitations and relative rights, including dividend rights, dividend rate, voting rights, terms of redemption, redemption price or prices,
          conversion   rights  and   liquidation   preferences   of  the  shares
          constituting any series.

     (c) An amendment increases the number of shares of Common Stock, par value one cent ($.01) per share, which the corporation is authorized to issue to TWENTY MILLION (20,000,000). The additional shares, if and when used, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding.

     (d) An amendment requires the vote of a majority of "Continuing Directors" (defined as a director who was a member of the Company's Board on November 21, 1997 or a director who is elected to the Board after November 21, 1997, after a nomination from a majority of the existing Continuing Directors) to amend or repeal a Bylaw, unless the stockholders expressly have provided that a Bylaw may not be amended or repealed by the Board. Alternatively, a supermajority of two-thirds of the stockholders may vote to amend or repeal the Bylaws. The amendment also requires a supermajority vote of two-thirds of each voting group of the stockholders to either amend or repeal provisions contained in the Articles of Incorporation unless the desired amendment or repealed provision was previously approved by a majority of Continuing Directors, in which case only a majority vote of each voting group of stockholders is necessary.


   /s/ Michael R. Budagher                                 12/19/97
------------------------------------                  ---------------------
Michael R. Budagher, Chief Executive                  Date
Officer President and Treasurer










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STATE OF NEW MEXICO                 )
                                    )     SS:
COUNTY OF BERNALILLO                )

     Before me, Teresa M. Kelsh, a Notary Public in and for said County and State, personally appeared Michael R. Budagher, who acknowledged before me that he is the Chief Executive Officer, President and Treasurer of Specialty Teleconstructors, Inc., a Nevada corporation, and that he signed the foregoing Form for Amended and Restated Articles of Incorporation of Specialty Teleconstructors, Inc. as his free and voluntary act and deed, for the uses and purposes therein set forth, and that the facts contained therein are true.

     In witness whereof I have hereunto set my hand and seal this 19th day of December, 1997.


                                             /s/ Teresa M. Kelsh
                                          -------------------------------------
                                          Notary Public

My Commission Expires:   February 23, 1999